EXHIBIT 23

                         Consent of KPMG Peat Marwick LLP



The Board of Directors
USFreightways Corporation:


We consent to incorporation by reference in the following Registration
Statements:

Form           Registration No.         Subject
S-8            33-57634                 Employees' Salary Deferral Thrift Plan
S-8            33-58290                 1992 Stock Option Plan
S-8            33-63628                 Employees' Stock Purchase Plan
S-8            33-79150                 Stock Option Plan for Non-Employee
                                             Directors
of USFreightways Corporation of our reports dated January 22, 1997 except for note 12, which is as of February 10, 1997 relating to the consolidated balance sheets of USFreightwayys Corporation and subsidiaries as of December 28, 1996 and December 30, 1995 and the related statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 28, 1996 and the related financial statement schedule, which reports appear in or are incoporated by reference in the December 28, 1996 annual report on Form 10-K of USFreightways Corporation.

Chicago, Illinois
March 26, 1997